Exhibit 10.15

3600 GREEN COURT
ANN ARBOR, MICHIGAN
GROSS LEASE

This Lease is made between Landlord and Tenant hereinafter identified in Sections 1(b) and 1(c) hereof, respectively, and constitutes a Lease between the parties of the “Demised Premises” in the “Building,” as defined in Sections 2.2 and 2.1 hereof, respectively, on the terms and conditions and with and subject to the covenants and agreements of the parties hereinafter set forth.
WITNESSETH:
1.
Basic Lease Provisions.
The following are certain basic lease provisions, which are part of, and in certain instances referred to in subsequent provisions of, this Lease:
(a) Date of this Lease:
(b) Landlord:	GREEN COURT LLC, a Michigan limited liability company
(c) Tenant:	ENDRA INC., a Delaware corporation
(d) Demised Premises:	3600 Green Court, Suites 350 and 420 3,265 usable s.f. = 3,657 rentable square feet (12% factor)
(e) Anticipated Commencement Date:	January 1, 2015
(f) Expiration Date:	Five (5) years from and after the Commencement Date
(g) Basic Monthly Rental

Months	Basic Rental per square foot	Yearly	Monthly
1-12	$22.00	$71,830.00	$5,985.83
13-24	$22.55	$73,625.75	$6,135.48
25-36	$23.11	$75,454.15	$6,287.85
37-48	$23.69	$77,347.85	$6,445.65
49-60	$24.28	$79,286.88	$6,607.24
Option Term
61-72	$25.01	$81,657.65	$6,804.80
73-84	$25.76	$84,106.40	$7,008.87
85-96	$26.53	$86,620.45	$7,218.37
97-108	$27.33	$89,232.45	$7,436.04
109-120	$28.15	$91,909.75	$7,659.15

(h) Tenant’s Use:
General office and light industrial/ research, including, without limitation, software development, general development of electronics, micro-electronics, radio frequency wave sources and ultrasound arrays, use of general mechanical tools, lab benches, non-toxic solutions, gels, soldering station, electrical bench, electrical test equipment and meters; use of optical instruments, lenses, meters and optical elements and lasers; testing of ultrasound instruments and devices; and use of computers, telecom and networking equipment (including WIFI)

(i) Security Deposit:	$5,986.00
(j) Tenant’s Address for Notices:	Demised Premises
(k) Landlord’s Address for Notices:	Green Court LLC 25361 Dequindre Road Madison Heights, Michigan 48071
(l) Notwithstanding any terms or condition of this Lease to the contrary, this Lease is intended to be a “Gross” lease and Tenant’s obligation for payment of rent and any and all expenses related to the Building and the Common Areas shall be limited to the payment of Basic Rental hereunder (as the same increases pursuant to Section 1(g) above).

2.
Building and Demised Premises.
2.1 Landlord is the owner of certain land and improvements known as 3600 Green Court, Ann Arbor, Michigan, upon which Landlord has or will construct a building (hereinafter referred to as the “Building”), consisting of one (1) story, together with certain exterior common and public areas and facilities, including the surface parking facilities (hereinafter referred to as the “Common Areas”) as may be designated by Landlord for the use in common by tenants of the Building. The Building and appurtenant Common Areas are hereinafter referred to as the “Development.”
2.2 Subject to the terms, covenants, agreements and conditions herein set forth, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, those certain premises (herein referred to as the “Demised Premises”) designated in Section 1(d) hereof, as shown on the floor plan(s) attached hereto as Exhibit “A,” together with the nonexclusive right to use the Common Areas. The square foot area of the Demised Premises, as well as the Building, shall be computed based upon the BOMA-American National Standard Z65.1-1996, and shall contain a proportionate share of the Common Areas of the Building. As of the date hereof and subject to Section 2.3 below, the Common Areas include the non-exclusive use of Kiva meeting room and loading dock.
2.3 Landlord reserves (a) the right from time to time to make changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Demised Premises) and the fixtures and equipment thereof, as well as in or to the street entrances, and other parts of the Building, and to erect, maintain, and use pipes, ducts and conduits in and through the Demised Premises, all as Landlord may reasonably deem necessary or desirable, (b) the right to eliminate, substitute and/or rearrange the Common Areas (which may theretofore have been so designated) as Landlord deems appropriate in its discretion and (c) the right from time to time to construct additional stories onto the Building. Tenant’s nonexclusive right to utilize the Common Areas shall be in common with Landlord, other tenants and occupants of the Building and others to whom Landlord grants such rights from time to time. Notwithstanding anything in this Lease to the contrary, in no event (during normal business hours or otherwise) shall Tenant, its employees, customers, invitees and/or guests, without the prior written consent of Landlord, utilize in excess of 18 surface lot spaces, and Landlord reserves the right from time to time to assign specific location(s) in which all or any portion of such parking spaces shall be located.

2.4 Subject to the rights of other tenants of the Building, Landlord shall have a right of first offer to lease Suite 490 in the Building. In the event Suite 490 becomes available for lease, Landlord shall first offer Suite 490 to Tenant upon the same terms and conditions (rent per sq. foot and lease term) as provided for herein with respect to the Demised Premises. Tenant shall have fifteen (15) days from the date of receipt of such offer to accept or reject same. If Tenant accepts such offer, Landlord and Tenant shall enter into an amendment reflecting same within ten (10) days of such acceptance. If Tenant does not accept such offer, Landlord shall have the right to lease Suite 490 to a third party tenant.
2.5 In addition, Tenant shall lease a basement storage cage of approximately 100 square feet and shall pay Landlord rent for such space at $8.00 per square foot. Tenant shall pay such rent on a monthly basis in the amount of $66.67.
3.
Term.
3.1 The Term shall commence on that date (hereinafter referred to as the “Commencement Date”) being the later to occur of the “Anticipated Commencement Date” set forth in Section 1(e) hereof and the date Landlord has substantially completed the improvements to be constructed or installed by Landlord pursuant to the provisions of Exhibit “B” hereto as provided in Section 4 hereof and delivered the Demised Premises to Tenant, and, unless sooner terminated as hereinafter provided, shall end on the “Expiration Date” set forth in Section 1(f) hereof; provided, however, that if Tenant, with Landlord’s prior written approval, shall take occupancy of the Demised Premises for any purpose whatsoever prior to the Commencement Date, as defined above, the Commencement Date shall be deemed to have occurred on the earlier date Tenant takes such occupancy. Notwithstanding anything contained herein to the contrary, Tenant shall have the right to terminate the Lease effective as of the end of the 36th month of the Term by: (1) delivering written notice to Landlord of such termination (the “Termination Notice”) no later than the last day of the 32nd month of the Term, and (2) paying to Landlord, at the time of delivery of the Termination Notice, an amount equal to $23,800.00, which is the aggregate of: (i) all costs of all improvements to the Demised Premises provided by Landlord; and (ii) all leasing commissions paid by Landlord in connection with this Lease.
3.2 If Landlord, for any reason whatsoever, cannot deliver possession of the Demised Premises to Tenant on the Anticipated Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, and the Expiration Date shall not be affected. Notwithstanding the foregoing, if possession of the Demised Premises has not been delivered to Tenant within three (3) months following the Anticipated Commencement Date, Tenant, at its option at any time within thirty (30) days thereafter, but prior to the delivery of possession, may terminate this Lease by and upon written notice to Landlord, and Landlord and Tenant shall thereupon be released from all obligations under this Lease.
3.3 (a)            Provided that Tenant is not in default beyond applicable cure periods Tenant shall have one (1) option to extend the Term for additional five (5) year period (the “Option Term”) beyond the Term. Tenant may exercise such options to extend by giving Landlord written notice by U.S. certified mail, return receipt requested (the “Option Notice”) on or before the date six (6) months prior to the expiration date of the Term or the immediately preceding Option Term. Upon the timely giving of the Option Notice, the Term shall be extended upon all of the terms and conditions of the Lease, except that during the Option Term, Basic Rental shall be in the amounts set forth in Section 1(g) above (the “Extension Rent”).

4.
Completion of Improvements.
(a) Except as provided in Section 3.2 hereof, prior to the Anticipated Commencement Date, Landlord shall remodel the Demised Premises consistent with the attached floor plan and pursuant to Exhibit “B” hereto and complete the work identified thereon (hereinafter referred to as the “Improvements”), provided in no event shall Landlord be obligated to undertake any other alterations or improvements except as outlined on Exhibit B. Landlord shall not be required to incur overtime costs and expenses in performing such construction and/or installation.
(b) The Demised Premises shall be deemed completed and possession delivered to Tenant when Landlord has substantially completed its improvements subject only to the completion of details of construction, decorations and mechanical adjustments which do not materially interfere with Tenant’s use of the Demised Premises, and Tenant shall accept the same upon notice from Landlord that such improvements have been so completed. If any dispute shall arise as to whether Landlord has completed its improvements, a certificate furnished by Landlord’s architect certifying the date of such completion shall be conclusive and binding of that fact and date upon Landlord and Tenant.
5.
Rental.
5.1 Tenant shall pay to Landlord as rental for the Demised Premises the Basic Rental set forth in Section 1(g) hereof, which shall be payable in equal monthly installments in advance, together with the rentals provided for in Section 5.3 hereof.
5.2 The installment of the Basic Rental provided for in Section 5.1 hereof for the first full month of the Term (not including any free rental period, if any) shall be paid by Tenant to Landlord upon execution of this Lease. Basic Rental shall be paid to Landlord on or before the first day of each and every successive calendar month in advance after the first month during the Term. In the event the Commencement Date is other than the first day of a calendar month, or the Expiration Date is other than the last day of the calendar month, then the monthly rental for the first and last fractional months of the Term shall be appropriately prorated.
5.3 Except as above provided, Basic Rental shall be paid to Landlord without notice or demand and without deduction or offset, in lawful money of the United States of America at Landlord’s address for notices hereunder or to such other person or at such other place as Landlord may from time to time designate in writing. All amounts payable by Tenant to Landlord hereunder, if not paid within five (5) days after written notice from Landlord of the date due, shall be subject to an administrative late charge of five percent (5%) of the amount due and, in addition, shall bear interest from the due date until paid at the rate equal to two percent (2%) in excess of the then current “prime rate” published in The Wall Street Journal, but not in excess of the legal rate. If no such prime rate is published, the prime rate shall be deemed to be fifteen percent (15%).
6.
Use.
6.1 The Demised Premises shall be used only for the purposes of “Tenant’s Use” as set forth in Section 1(h) hereof, and for no other purpose or purposes whatsoever.
6.2 Tenant shall not do or permit to be done in or about the Demised Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by the standard form of fire insurance policy, or will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering the Building or any part thereof or any of its contents, or adversely affect or interfere with any services required to be furnished by Landlord to Tenant, or to any other tenants or occupants of the Building, or with the proper and economical rendition of any such service. Tenant shall not do or permit anything to be done in or about the Demised Premises which will in any way obstruct or interfere with the rights of other tenants of the Building, or injure or annoy them, or use or allow the Demised Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Demised Premises or commit or suffer to be committed any waste in, on or about the Demised Premises. If anything done, omitted to be done or suffered to be done by Tenant, or kept or suffered by Tenant to be kept in, upon or about the Demised Premises shall cause the rate of fire or other insurance on the Building in companies acceptable to Landlord to be increased beyond the minimum rate from time to time applicable to the Building, Tenant shall pay the amount of any such increases. Tenant shall not cause or permit the use, generation, storage or disposal in or about the Demised Premises or the Building of any substances, materials or wastes subject to regulation under federal, state or local laws from time to time in effect concerning hazardous, toxic or radioactive materials, unless Tenant shall have received Landlord’s prior written consent, which Landlord may withhold or at any time revoke in its sole discretion.

7.
Services.
7.1 At Landlord’s expense, Landlord shall maintain the Common Areas, together with the windows and exterior walls, roofs, foundations and structure itself of the Building and the mechanical, plumbing and electrical equipment servicing the Building, in good order and condition as reasonably determined by Landlord and the cost shall be included in Expenses, except for the repairs due to fire and other casualties (to the extent the cost of such repairs are covered by insurance proceeds) and for the repair of damages occasioned by the acts or omissions of Tenant, which Tenant shall pay to Landlord in full. Landlord shall provide janitorial services to the Demised Premises consistent with services provided to other tenants of the Building.
7.2 Landlord will arrange for the furnishing of electricity to the Demised Premises and such electricity shall be separately metered to the Demised Premises. Tenant shall pay all charges for electricity directly to the utility company providing such service. Tenant, at its sole cost and expense, shall be responsible for telephone wiring and data, including hook-up costs to the Building’s access point(s). By taking initial occupancy of the Demised Premises, Tenant acknowledges that it is satisfied with the adequacy and output of all the utilities and other services provided by Landlord, including with the access provided by Landlord thereto. Landlord makes no representations or warranties with respect to the alarm system(s), if any, located in or about the Demised Premises and Tenant acknowledges that any such alarm system may be owned and operated by a third party.
7.3 Landlord shall furnish the Demised Premises with (a) heat, ventilation and air conditioning to the extent required for the occupancy of the Demised Premises to standards of comfort and during such hours in each case as reasonably determined by Landlord for the Building (which hours, until Landlord shall otherwise designate, shall be from 7:00 a.m. to 6:30 p.m. on weekdays and from 8:00 a.m. to 12:00 p.m. on Saturdays (as used herein, “normal business hours”); in each case except holidays), or as may be prescribed by any applicable policies or regulations adopted by any utility or governmental agency. Landlord shall replace all burned out fluorescent (only) tubes, ballasts and starters, at Landlord’s expense. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved by abated by reason of: (1) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (2) failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Demised Premises or to the Building, or (3) any limitation, curtailment, rationing, restriction on use of water, electricity, steam, gas or any other form of energy serving the Demised Premises or the Building, or the healthiness or quality thereof. Landlord shall use reasonable efforts diligently to remedy any interruption in the furnishing of such services.
7.4 After normal business hours, Tenant shall reset the heating, ventilation and air conditioning to such levels maintaining temperatures between 65-75 degrees. Tenant shall notify Landlord in writing at least twenty-four (24) hours prior to the time it requires heating, ventilating and air conditioning during periods the same are not otherwise furnished by Landlord. Notwithstanding the foregoing, Landlord shall only be required to provide heating, ventilating and air conditioning to the extent available utilizing the existing equipment servicing the Building.
8.
Alterations and Repairs.
8.1 Tenant shall not make or suffer to be made any alterations, additions or improvements to or of the Demised Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord’s consent. All such alterations, additions and improvements shall be performed by contractors and subject to conditions specified by Landlord. If any such alterations, additions or improvements to the Demised Premises consented to by Landlord shall be made by Landlord for Tenant’s account, Tenant shall reimburse Landlord for the cost thereof (including a reasonable charge for Landlord’s overhead related thereto) as the work proceeds within five (5) days after receipt of statements therefor. All such alterations, additions and improvements shall become the property of Landlord upon their installation and/or completion and shall remain on the Demised Premises upon the expiration or termination of this Lease without compensation to Tenant unless Landlord elects by notice to Tenant to have Tenant remove the same, in which event Tenant shall promptly restore the Demised Premises to their condition after the installation of any and all Landlord approved (in writing) alterations, additions and improvements.

8.2 Subject to the provisions of Section 8.1 hereof, Tenant shall keep the Demised Premises and every part thereof in good condition, Tenant hereby waiving all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Demised Premises as provided by any law, statute or otherwise now or hereafter in effect. All repairs made by or on behalf of Tenant shall be made and performed in such manner as Landlord may designate, by contractors or mechanics approved by Landlord and in accordance with the rules relating thereto annexed to this Lease as Exhibit “C” and all applicable laws and regulations of governmental authorities having jurisdiction. Tenant shall, subject to the provisions of Section 9.1 hereof, at the end of the term hereof surrender to Landlord the Demised Premises in the same condition as when received, ordinary wear, damage by fire, earthquake, act of God or the elements excepted. After completion of the Improvements and delivery of the Demised Premises, Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Demised Premises or any part thereof. No representations respecting the condition of the Demised Premises or the Building have been made by Landlord to Tenant except as expressly set forth herein.
9.
Liens.
Any construction and/or mechanic’s lien filed against the Demised Premises or the Building for work claimed to have been done or materials claimed to have been furnished to Tenant shall be discharged by Tenant within ten (10) days thereafter. For the purposes hereof, the bonding of such lien by a reputable casualty or insurance company reasonably satisfactory to Landlord shall be deemed the equivalent of a discharge of any such lien. Should any action, suit, or proceeding be brought upon any such lien for the enforcement or foreclosure of the same, Tenant shall defend Landlord therein, by counsel satisfactory to Landlord, and pay any damages and satisfy and discharge any judgment entered therein against Landlord.
10.
Destruction or Damage.
10.1 In the event the Demised Premises are damaged by fire, earthquake, act of God, the elements or other casualty in each case insured against by Landlord’s fire and extended coverage insurance policy covering the Building and, if Landlord’s reasonable estimate of the cost of making such repairs does not exceed the proceeds of such insurance by more than One Hundred Thousand Dollars ($100,000), Landlord shall forthwith repair the same if such repairs can, in Landlord’s opinion, be completed within ninety (90) days after commencement of such repairs. This Lease shall remain in full force and effect except that an abatement of Basic Rental shall be allowed Tenant for such part of the Demised Premises as shall be rendered unusable by Tenant in the conduct of its business during the time such part is so unusable to the extent Landlord is reimbursed therefor by loss of rental income or other insurance. If such repairs cannot be made within ninety (90) days, or if such damage or destruction is not insured against by Landlord’s fire and extended coverage insurance policy covering the Building or if Landlord’s reasonable estimate of the cost of making such repairs exceeds the proceeds of such insurance by more than One Hundred Thousand Dollars ($100,000), Landlord may elect, upon notice to Tenant within thirty (30) days after the date of such fire or other casualty, to repair or restore such damage, in which event this Lease shall continue in full force and effect, but the Basic Rental shall be partially abated as provided in this Section 11.1. If Landlord elects not to make such repairs, this Lease shall terminate as of the date of such election by Landlord.
10.2 A total destruction of the Building shall automatically terminate this Lease.
10.3 If the Demised Premises are to be repaired under this Article 11, Landlord shall repair at its cost any injury or damage to the Building itself and building standard tenant improvements in the Demised Premises to be constructed or installed by Landlord as set forth in Exhibit “B.” Tenant shall perform and pay the cost of repairing any other improvement in the Demised Premises and shall be responsible for carrying such casualty insurance as it deems appropriate with respect to such other tenant improvements.

11.
Subrogation.
Landlord and Tenant shall each obtain from their respective insurers under all policies of fire insurance maintained by either of them at any time during the Term insuring or covering the Building or any portion thereof or operations therein, a waiver of all rights of subrogation which the insurer of one party might have against the other party, and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorneys’ fees, resulting from the failure to obtain such waiver and, so long as such waiver is outstanding, each party waives, to the extent of the proceeds received under such policy, any right of recovery against the other party for any loss covered by the policy containing such waiver; provided, however, that if at any time their respective insurers shall refuse to permit waivers of subrogation, Landlord or Tenant, in each instance, may revoke said waiver of subrogation effective thirty (30) days from the date of such notice, unless within such thirty (30) day period, the other is able to secure and furnish (without additional expense) equivalent insurance with such waivers with other companies satisfactory to the other party.
12.
Eminent Domain.
If all or any part of the Demised Premises shall be taken as a result of the exercise of the power of eminent domain, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Demised Premises by notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Demised Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant’s use of the balance of the Demised Premises. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise. In the event of a partial taking of the Demised Premises which does not result in a termination of this Lease, the rental thereafter to be paid shall be reduced on a per square foot basis.
13.
Insurance.
Landlord will obtain and maintain, at all times until termination of this Lease and surrender of the Demised Premises to Landlord, fire and extended insurance covering the Building and the Demised premises, including Common Areas, and all other improvements to the Building made by Landlord but specifically excluding Tenant betterments installed by Tenant and providing the insurance protection to Landlord in amounts that Landlord deems appropriate. Landlord will retain in its possession the original policy and all endorsements, renewal certificates and new policies, if any, issued during the term but will provide Tenant, upon request, with copies of said policy or certificates of self insurance. Landlord will also maintain comprehensive general liability insurance coverage against claims for, or arising out of, bodily injury, death or property damage occurring in, on or about the Building and the Demised Premises or property in, on or about the street, sidewalks or properties adjacent to the Building and the Demised Premises. The policy shall carry limits, including coverage under umbrella policies of not less than $500,000 per occurrence and $1,000,000 aggregate.
Tenant shall indemnify Landlord and keep Landlord harmless from any liability or claim for damages that may be asserted against Landlord because of any accident or casualty occurring on or about the Demised Premises. Tenant shall, at its own cost and expense, obtain and keep in force a policy or policies of public liability insurance with an insurance company approved by Landlord, with liability coverage of not less than $500,000.00 for injury or death to any one person, $1,000,000.00 for injury or death to more than one person, and $250,000.00 for damage to property. Tenant shall furnish Landlord with certificates or other evidence acceptable to Landlord indicating that the insurance is in effect and providing that Landlord shall be notified in writing at least 30 days before cancellation of, any material change in, or renewal of the policy.

Landlord shall indemnify the Tenant and Tenant’s agents and save them harmless from and against any and all claims, liability and expense for damages to any personal property in, on or about the leased premises arising out of the negligent acts or omissions of Landlord, its employees or agents.
Notwithstanding anything to the contrary contained elsewhere in this Lease, neither Landlord nor Tenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other property or any resulting loss of income, or losses under workers’ compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees, if, and to the extent that, any such loss or damage is covered by insurance which is maintained by either party.
14.
Intentionally Deleted.
15.
Compliance with Legal Requirements.
Tenant shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, with any occupancy certificate or directive issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Demised Premises, insofar as any thereof relate to or affect the condition, use or occupancy of the Demised Premises, excluding requirements of structural changes not related to or affected by improvements made by or for Tenant or not necessitated by Tenant’s act.
16.
Assignment and Subletting.
Tenant shall not assign or transfer this Lease, mortgage the same, or sublet said Demised Premises, or any part thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant shall have the right to assign or sublet the Demised Premises, or any portion thereof, in the event of:
a) a sale of fifty percent (50%) or more of the capital or voting stock of Tenant (if Tenant is a non-public corporation); or
b) transfers aggregating fifty percent (50%) or more of Tenant’s partnership interest (if Tenant is a partnership); or
c) transfers aggregating fifty percent (50%) or more of the ownership interest of Tenant (if Tenant shall be a limited liability company or other legal entity); or
d) transfer of fifty percent (50%) or more of the assets of Tenant; or
e) the merger of Tenant into an acquiring entity.
In any such event, Tenant shall not be required to seek permission of Landlord for the assignment of the Lease to the acquiring entity under terms as described herein.
In the event that Tenant shall request the consent of Landlord to any assignment or subletting, then Tenant shall pay Landlord’s reasonable fees and processing fees incurred in connection therewith.
17.
Rules.
Tenant shall faithfully observe and comply with the rules and regulations annexed to this Lease as Exhibit “C” and, after notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord. Landlord shall uniformly enforce all rules and regulations.

18.
Entry by Landlord.
18.1 Landlord and its designees may enter the Demised Premises at reasonable hours to (a) inspect the same, (b) exhibit the same to prospective purchasers, lenders or tenants, (c) determine whether Tenant is complying with all of its obligations hereunder, (d) supply janitor service consistent with such services provided to other tenants of the Building and supply other services, (e) post notices of nonresponsibility, and (f) make repairs required of Landlord under the terms hereof or repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Building; provided, however, that all such work shall be done as promptly as reasonably possible. Notwithstanding anything contained herein to the contrary, certain rooms within the Demised Premises as designated by Tenant shall have limited access and may only be entered with prior notice by Landlord’s building manager (except in the event of an emergency).
18.2 Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Demised Premises (excluding Tenant’s vaults, safes and similar areas designated in writing by Tenant in advance); and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in any emergency in order to obtain entry to the Demised Premises, and any entry to the Demised Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Demised Premises or an eviction, actual or constructive, of Tenant from the Demised Premises, or any portion thereof
19.
Events of Default.
19.1 Subject to Tenant’s Right to Cure after notice, the occurrence of any one or more of the following events (hereinafter referred to as “Events of Default”) shall constitute a breach of this Lease by Tenant: (a) if Tenant shall fail to pay the Basic Rental within five (5) days of the date same becomes due and payable; or (b) if Tenant shall fail to pay any other sum when and as the same becomes due and payable and such failure shall continue for more than ten (10) days; or (c) if Tenant shall fail to perform or observe any other term hereof or of the rules and regulations referred to in Article 18 hereof to be performed or observed by Tenant, such failure shall continue for more than thirty (30) days after notice thereof from Landlord, and Tenant shall not within such thirty (30) day period commence with due diligence and dispatch the curing of such default, or, having so commenced, shall thereafter fail or neglect to prosecute or complete with due diligence and dispatch the curing of such default; or (d) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy, or shall be adjudicated as insolvent or shall file a petition in any proceeding seeking any reorganization, arrangements, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; or (e) if within ninety (90) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within ninety (90) days after the appointment without the consent of acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or (g) if this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within ten (10) days.
20.
Remedies.
If any of the Events of Default shall occur, then Landlord shall have the following remedies:
(a) Landlord at any time after the Event of Default, at Landlord’s option, may give to Tenant seven (7) days’ notice of termination of this Lease, and in the event such notice is given, this Lease shall come to an end and expire (whether or not the Term shall have commenced) upon the expiration of such three (3) days, but Tenant shall remain liable for damages as provided in Article 22 hereof.
(b) After terminating this Lease, Landlord may immediately or at any time after the Event of Default or after the date upon which this Lease shall expire, reenter the Demised Premises or any part thereof, without notice, either by summary proceedings or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages therefor), and may repossess the Demised Premises and remove any and all of Tenant’s property and effects from the Demised Premises.

(c) Either with or without terminating this Lease, Landlord may relet the whole or any part of the Demised Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine. In the event of any such reletting, Landlord shall not be liable for the failure to collect any rental due upon any such reletting, and no such failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability; and Landlord may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Demised Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting such liability.
(d) Landlord shall have the right to recover the rental and all other amounts payable by Tenant hereunder as they become due (unless and until Landlord has terminated this Lease) and all other damages incurred by Landlord as a result of an Event of Default.
(e) The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity by statute or otherwise.
(f) For purposes hereof, any default by Tenant may be cured by payment or performance by Tenant.
21.
Termination upon Default.
Upon termination of this Lease by Landlord pursuant to Article 21 hereof, Landlord shall be entitled to recover from Tenant the aggregate of: (a) the worth at the time of award of the unpaid rental which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the then reasonable rental value of the Demised Premises during such period; (c) the worth at the time of the award of the amount by which the unpaid rental for the balance of the term of this Lease after the time of award exceeds the reasonable rental value of the Demised Premises for such period; and (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The “worth at the time of award” of the amounts referred to in clauses (a) and (b) above is computed from the date such rent was due or would have been due, as the case may be, by allowing interest at the rate of two percent (2%) in excess of the prime rate as published in The Wall Street Journal or, if a higher rate is legally permissible, at the highest rate legally permitted. The “worth at the time of award” of the amount referred to in clause (c) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Chicago at the time of award, plus one percent (1%).
22.
Landlord’s Right to Cure Defaults.
All covenants, terms and conditions to be performed by Tenant under any of the terms of this Lease shall be at its sole cost and expense and without any abatement of rental. If Tenant shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for thirty (30) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make perform any such other act on Tenant’s part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rental hereunder and shall be payable to Landlord on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment thereof by Tenant as in the case of default by Tenant in the payment of Basic Rental.

23.
Attorneys’ Fees.
If either party uses the services of an attorney in connection with (i) any breach or default in the performance of any of the provisions of this Lease, in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease, or (ii) any action brought by Tenant against Landlord or Landlord against Tenant, the non-prevailing party shall reimburse the prevailing party upon demand for any and all attorneys’ fees and expenses so incurred by the prevailing party.
24.
Subordination.
24.1 This Lease is and shall be subject and subordinate, at all times, to (a) the lien of any mortgage or mortgages which may now or hereafter affect the Building, and to all advances made or hereafter to be made upon the security thereof and to the interest thereon, and to any agreements at any time made modifying, supplementing, extending or replacing any such mortgages, and (b) any ground or underlying lease which may now or hereafter affect the Building, including all amendments, renewals, modifications, consolidation, replacements and extensions thereof, provided any future mortgagee agrees not to disturb Tenant’s tenancy and to recognize this Lease so long as Tenant is not in default hereunder. Tenant shall attorn to any such mortgagee and/or ground or underlying lessor upon the date it acquires title to the Building. Tenant shall not have the right or option to terminate this Lease in the event title to the Building is acquired by such mortgagee or lessor. Provided Tenant is not in default, any such mortgagee acquiring title to the Building through foreclosure, exercise of a power of sale or deed in lieu of foreclosure shall, upon acquiring title to the Building, accept this Lease on all of its terms and conditions. Notwithstanding the foregoing, at the request of the holder of any of the aforesaid mortgage or mortgages or the lessor under the aforesaid ground or underlying lease, this Lease may be made prior and superior to such mortgage or mortgages and/or such ground or underlying lease.
24.2 At the request of Landlord, Tenant shall execute and deliver such further instruments as may be reasonably required to implement the provisions of this Article 25. Tenant hereby irrevocably, during the term of this Lease, constitutes and appoints Landlord as Tenant’s agent and attorney-in-fact to execute any such instruments if Tenant shall failure or refuse to execute the same within ten (10) days after notice from Landlord.
25.
Merger.
The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation hereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.
26.
Nonliability of Landlord
If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed, and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only against the right, title and interest of Landlord in the building and out of rents or other income from the building receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title and interest in the Building, and neither Landlord nor any of the members or partners of Landlord shall be liable for any deficiency.
27.
Estoppel Certificate.
At any time and from time to time upon ten (10) days’ prior request by Landlord, Tenant will promptly execute, acknowledge and deliver to Landlord, a certificate indicating (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification), (b) the date, if any, to which rental and other sums payable hereunder have been paid, (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in said certificate, and (d) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any deed of trust of the Building or any part thereof.

28.
No Light, Air or View Easement.
Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.
29.
Holding Over.
It is hereby agreed that in the event of Tenant holding over after the termination of this Lease in violation of the Lease, thereafter the tenancy shall be treated as a tenancy from month to month in the absence of a written agreement to the contrary, and Tenant shall pay to Landlord a daily occupancy charge equal to seven percent (7%) of the monthly rental under Paragraph 5 hereof for the last lease year (plus all other charges payable by Tenant under this Lease) for each day from the expiration or termination of this Lease until the date the Demised Premises are delivered in the condition required herein, and Landlord’s right to damages for such illegal occupancy shall survive.
30.
Abandonment.
If Tenant shall abandon or surrender the Demised Premises, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Demised Premises shall be deemed to be abandoned, or, at the option of Landlord, may be removed by Landlord at Tenant’s expense.
31.
Security Deposit.
Upon the execution of this Lease, Tenant has deposited with Landlord the “Deposit” in the amount set forth in Section 1 hereof. The Deposit shall be held by Landlord as security for the faithful performance by Tenant. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may, but shall have no obligation to, use, apply or retain all or any portion of the Deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Deposit, Tenant shall within ten (10) days after demand therefor deposit cash with Landlord in an amount sufficient to restore the deposit to the full amount thereof. Landlord shall not be required to keep the deposit separate from its general accounts. If Tenant performs all of Tenant’s obligations hereunder, the Deposit or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) at the expiration of the Term, and after Tenant has vacated the Demised Premises.
32.
Waiver.
The waiver by Landlord of any agreement, condition or provision herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant of the terms hereof in strict accordance with said terms. The subsequent acceptance of rental hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition or provision of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rental.
33.
Notices.
All notices, consents, requests, demands, designations or other communications which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or deposited in the United States mail, certified or registered, postage prepaid, and addressed as follows: to Tenant at the address set forth in section 1(l) hereof, or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address set forth in Section 1(m) hereof, or to such other place as Landlord may from time to time designate in a notice to Tenant; or, in the case of Tenant, delivered to Tenant at the Demised Premises.

34.
Complete Agreement.
There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease or the Building. There are no representations between Landlord and Tenant other than those contained in this Lease and all reliance with respect to any representations is solely upon such representations.
35.
Corporate Authority.
If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a fully authorized and existing corporation, that Tenant has and is qualified to do business in Michigan, that the corporation has full right and authority to enter into this Lease, and that each and all of the persons signing on behalf of the corporation are authorized to do so.
36.
Inability to Perform.
If, by reason of the occurrence of unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or for any other cause or event beyond Landlord’s reasonable control, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of Article 8 hereof or any other provisions of this Lease or any collateral instrument, or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions, or improvements, whether required to be performed or made under this Lease or under any collateral instrument, or is unable to fulfill or is delayed in fulfilling any of Landlord’s other obligations under this Lease or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction in whole or in part, or entitle Tenant to any abatement or diminution of rental or other charges due hereunder or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise.
37.
Covenant of Quiet Enjoyment.
So long as Tenant pays rent and otherwise complies with the Lease, Tenant’s possession of the Premises will not be disturbed by Landlord, its successors or assigns, and Tenant shall be entitled to quiet enjoyment of the Demised Premises.
38.
Miscellaneous.
38.1 The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.
38.2 Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.
38.3 The agreements, conditions and provisions herein contained shall, subject to the provisions as to assignment, set forth in Article 17 hereof, apply to and bind the heirs, executors, administrators, successors and assigns of the parties hereto.
38.4 Tenant shall not without the consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Demised Premises. Landlord reserves the right to select the name of the Building and to make such changes of name as it deems appropriate from time to time.
38.5 If any provisions of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provisions of this Lease and all such other provisions shall remain in full force and effect.
38.6 This Lease shall be governed by and construed pursuant to the laws of the State of Michigan.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date set forth in Section 1(a).
GREEN COURT LLC,
a Michigan limited liability company

By: /s/ James D. Hooberman
Name: James D. Hooberman
Its: Member

“LANDLORD”

ENDRA INC.,
a Delaware corporation

By: /s/ Michael Thornton
Name: Michael Thornton, President

“TENANT”

EXHIBITS:
A — Floor Plan
B — List of Improvements
C — Rules and Regulations

EXHIBIT A
FLOOR PLAN (attachment)

EXHIBIT B
LIST OF IMPROVEMENTS
Prior to delivery of possession by Landlord to Tenant, Landlord, at Landlords sole cost and expense, shall construct the Demised Premises, as outlined on floor plan attached as Exhibit B and complete the improvements set forth below. Landlord to pay for all clean up associated with stated improvements.
1.            Remove and replace carpeting with building standard materials.
2.            Install Anti-Static Flooring in location on Plan
3.            Replace Lay-in Light Fixtures with Parabolic Lens Fixtures
4.            Install Fan (minimum 350cfm) In Lab and Out To Roof
5.            Install New Cabinets In Lunch Room w/ Formica Tops
6.            Move Sink In Lunch Room and Install Two New Dedicated Circuits
7.            Install Four New Solid Core Single Doors and One Solid Core Double Door
8.            Install One New Step Down Transformer -240 V a/a Single NEMA Receptacle
9.            East Wall-Install One Run of Exterior Mounted Electrical Supply
10.          Labor and Material For Demolition and Carpentry Per Plan
11.          Paint Entire Office Walls
12.          Clean Up of Space
Notwithstanding anything contained in the Lease to the contrary, Tenant’s obligation for payment of rent and any and all expenses hereunder shall be limited to Basic Rent as outlined in Article 1 of the Lease.

EXHIBIT C
RULES AND REGULATIONS
Tenant shall comply with the following schedule of rules and regulations and take such actions as are necessary to ensure compliance by its agents, contractors and invitees. All rules and regulations set forth in this schedule shall be in addition to, and shall in no way limit, the provisions of the Lease.
1. The common areas of the Building shall not be used for any purposes other than those for which they are designated by Landlord.
2. Landlord has the right to control access to the Building and refuse access to any person who does not have satisfactory identification.
3. Soliciting, peddling and canvassing is prohibited in the Building.
4. Vending machines may be operated in the Demised Premises, but not in the other portions of the Building or in the Common Areas.
5. Except as otherwise provided in the Lease, nothing shall be attached to the interior or exterior of the Building.
6. No bicycles, vehicles or animals of any kind (other than wheelchairs and seeing-eye dogs) shall be brought into the Building.
7. No marking, drilling, boring, cutting or defacing of the walls, floors or ceilings of the Building (other than the hanging of art work, diplomas and similar objects) shall be permitted, except as expressly provided to the contrary in the Lease.
8. The toilets and other plumbing fixtures shall not be used for any purpose other than that for which they are designed.
9. Smoking is prohibited outside the Building near the entry and exit ways, or in any other areas designed by Landlord.
10. Do not obstruct sidewalks, entrances, halls, elevators or stairways in or about the Building.
11. Do not place objects against glass partitions, doors or windows, which may be unsightly from the Building’s corridors, or from other areas of the Building.
12. Except as set forth in the Lease, do not install or change locks without providing Landlord copies of the new keys simultaneously therewith.
13. Machinery or mechanical devices which are not directly related to Tenant’s ordinary use of the Demised Premises shall not be installed or operated.
14. Landlord shall not be responsible for any lost or stolen money or property.
15. The Demised Premises shall not be used for sleeping or for any immoral or illegal purpose.
16. Building windows may be cleaned at any time.
17. Landlord must approve any contractor rendering any service in the Demised Premises before performance of any contractual services. All contractors must have a certificate of insurance on file with Landlord. No contractor shall interfere with other work being performed at the Development, nor allow its employees or agents to interfere with such work.

18. Tenants must not unreasonably annoy other tenants in the Building, by excess noise or otherwise, within any such tenant’s demised premises.
19. Parking Regulations:
(a) Vehicles WILL NOT park in the designed “Reserved” spaces, unless they are reserved for the tenant, its employees or invitees pursuant to a written agreement between the tenant and Landlord. There will be no parking in any area of the Development other than those areas clearly marked and defined for parking.
(b) Parking will be on the basis of first-come, first-served except for reserved spaces.
(c) Parkers will be expected to park their vehicles in an orderly manner within the marked stalls provided.
(d) It is recommended that vehicles be left in a “brakes on, doors locked” condition at all times.
(e) No vehicles will be allowed to park in any driveway area or in any manner which will interfere with the normal flow of traffic.
(f) Vehicles parked illegally will be towed at the vehicles owner’s expense.
(g) Tenant agrees that all its employees have been fully informed as to the content of these regulations.
(h) Landlord or Landlord’s agents and employees shall not be liable for and Tenant waives all claims through Tenant resulting from any accident or occurrence in and upon the parking area.
(i) All vehicles parked in the parking areas shall be in good condition and repair, driven and handled at the risk of the owner.
(j) Vehicle owner or owner’s agents shall not wash, wax or otherwise clean or prep the interior/exterior of vehicles or perform any maintenance whatsoever on vehicles within the parking area or on any part of the parking lot servicing the Building.
(k) In the event that vehicle owner’s use of the parking area violates any local, county or state law, regulation or ordinance, automobile owner’s right to utilize the parking area shall immediately cease.
(l) Parking areas shall not be used to store vehicles or for parking unduly large commercial or recreational vehicles. Notwithstanding the foregoing, Tenant may park its delivery trucks in the parking areas overnight and/or over weekends in the normal course of its business operations.
20. The rules and regulations must be observed unless they are waived in writing by Landlord.
21. Landlord shall have the right to make other reasonable rules from time to time.
Tenant shall be responsible for the observance of all the foregoing rules and regulations by Tenant’s agents, contractors and invitees. Landlord shall not be responsible for any violation of the foregoing rules and regulations by other tenants of the Building and shall have no obligation to enforce the same against other tenants. Landlord shall have the right to amend these rules and regulations from time to time in accordance with the terms of the Lease.